AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This AMENDMENT, effective as of the 29th day of May, 2015 (the “Amendment”), by and among BT’s Burgerjoint Management, LLC, a North Carolina limited liability company, (“BT Management”), BT Burger Acquisition LLC, a North Carolina limited liability company (“Purchaser”) and Chanticleer Holdings, Inc., a Delaware corporation (“Parent”).

W I T N E S S E T H:

WHEREAS, BT Management, Purchaser and Parent are parties to a certain Asset Purchase Agreement, dated March 31, 2015 (the “Original Agreement”); and

WHEREAS, each of BT Management, Purchaser and Parent desires to amend the Original Agreement in order to extend the proposed closing date of the transactions contemplated by the Original Agreement.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties agrees with the others, as follows:

1. Unless otherwise defined herein, all terms and conditions used in this Amendment shall have the meanings assigned to such terms in the Original Agreement.

2. Section 9.7 of the Original Agreement is hereby amended and restated to provide as follows:

SECTION 9.7. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

(i) by mutual written consent of the Purchaser and the Sellers;

(ii) by the Purchaser if any of the representations or warranties of the Sellers contained herein are not in all material respects true, accurate and complete, or if the Sellers breach any covenant or agreement contained herein in any material respect, and the same is not cured within 10 days after notice thereof;

(iii) by the Sellers if any of the representations or warranties of the Purchaser contained herein are not in all material respects true, accurate and complete or if the Purchaser breaches any covenant or agreement contained herein in any material respect; and the same is not cured within 10 days after notice thereof;

(iv) By Purchaser if (A) the Closing has not occurred by July 3, 2015, and (B) such party has performed all of its obligations hereunder and has satisfied all of the conditions to Closing to be satisfied for the other party to proceed; or

(v) By Sellers if (A) the Closing has not occurred by July 3, 2015, and (B) such parties have performed all of their obligations hereunder and have satisfied all of the conditions to Closing to be satisfied for the other party to proceed.

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3. Further Assurances. Each party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party hereto in order to carry out the provisions and purposes of this Agreement.

4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic means.

5. Headings. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

6. Waiver. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

7. Severability. The invalidity or unenforceability of any provisions of this Agreement pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Agreement shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Agreement shall remain in full force and effect. If the Agreement may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment No. 1 to the Asset Purchase Agreement on the date first written above.

PURCHASER:

BT Burger Acquisition Inc., a North Carolina limited liability company

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt
Title:	Manager

PARENT:

Chanticleer Holdings, Inc., a Delaware corporation

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt
Title:	Chief Executive Officer

SELLER:

BT’s Burgerjoint Management, LLC, a North Carolina limited liability company, for and on behalf of BT’s Burgerjoint Rivergate, LLC, a North Carolina limited liability company, BT’s Burgerjoint Promenade, a North Carolina limited liability company, BT’s Burgerjoint Biltmore, LLC, a North Carolina limited liability company, BT’s Burgerjoint Sun Valley, LLC, a North Carolina limited liability company, BT’s Burgerjoint Charlotte Premium Outlets, LLC, a North Carolina limited liability company, in its capacity as Manager

By:	/s/ Thomas A. Hager
Name:	Thomas A. Hager
Title:	Executive Manager

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